Exhibit 99.1

March 2010 Company Fact Sheet Newpark Resources, Inc. NYSE: NR Leadership, Focus and Growth
www.Newpark.com
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Recognized Name in Drilling Fluids. Newpark Resources (NR) is one of the leading providers of proprietary drilling fluids to the oil and gas industry, in addition to offering environmental oilfield waste disposal services and specialized well site construction services. NR derives over 80% of its revenues from its fluids business and, according to company estimates, has an approximate 16% share of the U.S. market.

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Gaining Worldwide Share of Fluids Business. Key markets for Newpark’s fluids systems are in North America, South America and the Mediterranean. Its worldwide market share is approximately 5.5% in 2009*, and it is gaining share in the North African and Eastern European markets. During the 2009 fourth quarter, the drilling fluids segment improved both revenues and operating income sequentially with increases of 14.5% and 166%, respectively. This business is benefiting from a recovering North American market and international revenue growth, as Brazil revenues grew 15% sequentially in the fourth quarter.

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Mats Business Returns to Profitability. Newpark’s Mats & Integrated Services (NMIS) segment is a top provider of rental mats and well site construction services. Due to Newpark’s leaner cost structure and consolidation measures, the segment returned to profitability, earning $1.2 million in operating income in the fourth quarter versus an $879,000 loss in the third quarter. There was a $4.9 million increase in mat sales and incremental improvement in well site construction, which drove a 64% sequential revenue gain.

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Technological Differentiation in Water-Based Fluids. Newpark’s development of high-performance water-based fluid for the Haynesville Shale has shown promising results. So far, it has shown performance characteristics that are comparable to those of traditional oil-based systems, but also offer environmental and safety benefits. Based on favorable results seen in the Haynesville, the Company believes this technology can offer an important competitive differentiation that can be successfully applied in other U.S. shales, where it estimates it has a 21% market share, as well as internationally.

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Reducing Debt and Compliant with Covenants. The Company continues to exercise financial discipline in allocating cash toward debt reduction and ongoing capital expenditures. Through the end of 2009, Newpark had reduced its debt burden by $65 million to a net debt/cap ratio of 23% versus 32% at the end of 2008. Under its credit agreement that was amended in mid-2009, the Company expects to remain within the new covenant restrictions. The amended covenants will revert back to their original requirements in the second quarter of 2010. The revolving portion of the facility is currently $150 million.

Price (March 3, 2010)	$5.45
Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	NR / NYSE
52-Week Range:	$2.22 - $5.85
Common Shares O/S:	89.0m
Market Capitalization:	$485mm
Total Enterprise Value (TEV) 1):	$597mm
Average Daily Volume (L3M):	675,387
Insider Ownership 2):	2.0%
13F Institutional Ownership 3):	89.4%
Financial Data

	12/31/09	12/31/08
Total Cash:	$11.5mm	$8.3mm
Total Debt:	$123.0mm	$188.2mm
Total Stockholders’ Equity:	$368.0mm	$377.9mm
Net Debt / Net Book Capital:	23.3%	32.3%

	4Q09	4Q08
Revenue ($mm) 4):	$135.5	$226.9
Operating Income ($mm) 4):	$5.1	$14.6
EPS 4):	$0.00	$0.08
Segment Data

Revenue Mix 4)	FY09
North America / International	71% / 29%
Fluid Systems / Mats / Environmental	84% / 7% / 9%
Stock Price (1-year price performance)
1)	Total Enterprise Value (TEV) defined as market capitalization plus total debt less cash.

2)	Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.

3)	As reported by Bigdough

4)	Revenue, operating income, EPS and revenue mix data is based on results from continuing operations.

*Source: Spears & Associates, Inc.	©2010 Newpark Resources, Inc. All Rights Reserved.

Fact Sheet	March 2010
Company Overview
Newpark Resources, Inc. (“NR” or the “Company”) is a worldwide provider of proprietary drilling fluids, temporary access roads for oilfield and other commercial markets, well site construction, management and equipment rentals, and environmental oilfield waste disposal services. The Company operates in the U.S. Gulf Coast, West Texas, East Texas, Oklahoma, North Louisiana, Rocky Mountains, and Northeast regions as well as Canada, Brazil, Mexico, United Kingdom and areas of Europe and North Africa..
Fluids: Newpark’s Foundation and Platform for Growth
Drilling fluids represent the core of Newpark’s business, accounting for about 84% of total fiscal 2009 revenues, and has historically been the fastest growing business segment. Prior to the 2009 downturn, its five-year compound annual growth rate (CAGR) was about 27% from fiscal years 2003 through 2008. During the 2009 fourth quarter, the Fluids business revenues declined 40% from the prior year’s fourth quarter, but were up 14% sequentially due to the improvement in U.S drilling activity and market share gains.
Drilling fluids serve a fundamental and critical function in oil and gas drilling as part of a rig’s “circulation system,” and different drilling conditions call for fluids of varying density, viscosity and weight. Newpark has differentiated its fluid products by introducing highly-technical water-based fluids systems that provide safer, more environmentally-friendly alternatives to traditional oil-based or synthetic fluids. These new fluid offerings have been tested both domestically in horizontal shale plays such as the Haynesville, and internationally in Brazil. While oil-based fluids have typically had superior performance characteristics relative to water-based fluids, Newpark’s new product has performed comparably to these oil-based fluids in the Haynesville, offering an attractive value proposition for drillers. As a result, these programs have potential for incremental share and margin gains, as the greater relative ease of disposal of water-based fluids versus oil-based fluids and comparable performance attributes yield a meaningful competitive differentiation.
Mats Performance Lifted by Sales
Newpark’s Mats & Integrated Services (NMIS) segment is largely comprised of the rental and sale of interlocking composite and wooden mat systems to facilitate work in unstable soil conditions at remote drilling worksites. Such services also have other commercial applications, and the Company plans to expand beyond its traditional E&P sector to diversify revenues.
During the fourth quarter of 2009, revenue in this segment fell 41% from the year-ago quarter to $12.4 million; however, it was up 64% sequentially. This was primarily due to a $4.9 million increase in mat sales. Also, the Company continues to reallocate rental mats from weaker areas to more promising ones.
Environmental Services Remains Profitable.
Newpark’s Environmental Services (NES) business processes and disposes of non-hazardous oilfield and industrial waste generated by its E&P customers. Its use of low-pressure techniques and disposal into underground geological structures has gained it a leading market share in the Gulf Coast region.
In the fourth quarter, decreased volumes of naturally occurring radioactive materials (NORM) and industrial waste disposals hampered results, resulted in a 17% decline in sequential revenue (38% year-over-year decline) to $9.3 million. While still profitable, fourth quarter operating income fell to $1.1 million from $4.1 million in the third quarter, which included $2.3 million of additional income from hurricane insurance claims. The fourth quarter results reflected the benefits of cost and operating efficiencies related to combining the Mats and the Environmental Services businesses into one administrative structure earlier in 2009
Growth Opportunities in International Markets
Expansion beyond the North American market is one of the cornerstones of the Company’s growth strategy, and its expanded presence in Europe and northern Africa (collectively referred to as the Mediterranean) has helped to offset a large part of the volatility in domestic markets. The Company’s international business posted sequential fourth-quarter revenue growth of 10% due to improvements in the Mediterranean and growing activity in Brazil. For fiscal 2009, combined international revenues comprised about 35% of total revenues.
In Brazil, Newpark has a 5-year 350 million Brazilian Real offshore contract with Petrobras. The Company also recently signed a $7 million order from Petrobras for the sale of base oil throughout 2010, as well as a new global master service agreement with Repsol in the fourth quarter which will take effect this year. Revenue from Brazil was $10.3 million in the quarter, a 15% sequential improvement over the third quarter. Profitability in Brazil was down, however, due to an increase in sales of low-margin products and services and a decrease in sales of higher-margin proprietary products. The Company continues to work on improving profitability in Brazil.
In Compliance with Amended Credit Facility
On July 21, 2009, Newpark completed an amendment to its credit facility that waived financial covenant violations as of the end of the second quarter and modified covenant requirements for the next four quarters. Pursuant to this amendment, favorable adjustments were made to the consolidated fixed charge coverage ratio covenant through June 2010 and the consolidated leverage ratio covenant through March 2010. Also, as part of this amendment, the revolving credit facility was reduced from $175 million to $150 million. As of the fourth quarter, the Company is fully compliant with the covenant requirements and has $55 million of availability under the facility. Total debt was reduced by $12 million in the quarter, bringing the year-to-date reduction to $65 million.
Continuing Quarterly Improvement in Top and Bottom Lines
In the 2009 fourth quarter, Newpark reported revenue of $135.5 million, up 15% over the third quarter but down 40% from a year ago. Due to an improving U.S. rig count (up 14% sequentially) and ongoing cost-cutting measures, all segments were profitable in the fourth quarter of 2009. Consolidated operating margin increased to 3.8% from 1.9% in the third quarter and losses in the first half of 2009.

©2010 Newpark Resources, Inc. All Rights Reserved.	Page 2

Fact Sheet	March 2010
Long-term Market Share Growth Impacted by North American Downturn
Source: Spears & Associates, Inc.
Difficult North American Oil Service Market Hampers 2009 Results
Source: Company Reports
International Expansion Helps Buffer Weak North American Markets

Source: Company Reports

©2010 Newpark Resources, Inc. All Rights Reserved.	Page 3

Newpark Resources, Inc.
NYSE: NR
COMPANY HEADQUARTERS
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
Phone: (281) 362-6800 • Fax: (281) 362-6801
www.newpark.com
INVESTOR RELATIONS CONTACT
James E. Braun
Vice President and Chief Financial Officer
jbraun@newpark.com
This document is issued by Newpark Resources, Inc. and was prepared in conjunction with the firm of Dennard Rupp Gray & Easterly, LLC.
Reader Advisory and Forward Looking Statements
This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Newpark’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects”, “anticipates”, “plans”, “intends”, “projects”, “indicates” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this Fact Sheet and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K as well as others, could cause results to differ materially from those stated. These risk factors include, but are not limited to, our customer concentration and cyclical nature of our industry, the availability of raw materials and skilled personnel, our market competition, the cost and continued availability of borrowed funds, our international operations, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. The information contained in this Fact Sheet is only current as of March 3, 2010 and the Company undertakes no obligation to update this Fact Sheet.
©2010 Newpark Resources, Inc.
All Rights Reserved.